Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864

TRW AUTOMOTIVE ANNOUNCES NEW CHIEF OPERATING OFFICER

LIVONIA, MICHIGAN, October 30, 2013 — TRW Automotive Holdings Corp. (NYSE: TRW), announced today that effective January 1, 2014 Patrick Olney, the current president of Volvo Construction Equipment, a $10 billion business unit of the Volvo Group, will assume the role of chief operating officer reporting to John Plant, chairman and chief executive officer of TRW Automotive.  Pat will be based in Livonia, Michigan, subject to government approvals.

Pat will replace Steve Lunn, TRW’s current chief operating officer, who previously announced his intention to retire effective February 28, 2014.

“Steve Lunn, who has been our chief operating officer since 2003, has been instrumental in building TRW Automotive into the successful business that it is today.  His leadership will be missed by all of us,” said John Plant Chairman and CEO.

“Pat Olney is a well-rounded, hands-on, financially astute and globally experienced senior executive with 18 years of experience in roles of increasing responsibility at Volvo Construction Equipment. I am pleased to have an executive with Pat’s global experience and successful track record joining our team at TRW.  His operating style and laser focus will complement our existing team of talented executives.  The overlap between Pat and Steve will ensure a smooth transition and operational continuity,” added John Plant.

Pat began his career with Price Waterhouse in Canada.  In 1995, he joined Champion Motor Grader in Goderich, Ontario, Canada where he held several financial roles. Pat was appointed chief financial officer of the motor grader business after Champion was acquired by Volvo Construction Equipment. In 2002, Pat moved to Volvo Construction Equipment headquarters in Brussels, Belgium to become the chief financial officer.

After serving in this role, Pat returned to Canada to become the president of the Volvo motor grader business line from 2004 to 2007.  When Volvo Construction Equipment acquired the road development business from Ingersoll Rand, he moved to Pennsylvania to lead the combined road machinery division.  In 2009 he returned to Brussels to become executive vice president, Operations, of Volvo Construction Equipment and in 2011 he became its president and CEO, the position he holds today.

Pat holds an Honors degree in Business Administration from the Ivey Business School at Western University in Ontario, Canada.

About TRW

With 2012 sales of $16.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 25 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.  TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (our “Form 10-K”) and our Reports on Form 10-Q for the fiscal quarters ended March 29, 2013 and June 28, 2013, such as: any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; the loss of any of our largest customers or the loss of a significant amount of their business materially adversely affecting us; economic conditions adversely affecting our business, results or the viability of our supply base; the unsuccessful implementation of our current expansion efforts adversely impacting our business or results; any shortage of supplies causing a production disruption for any customers or us; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; any inability to protect our intellectual property rights adversely affecting our business or our competitive position;

commodity inflationary pressures adversely affecting our profitability or supply base; pricing pressures from our customers adversely affecting our profitability; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs  or adverse effects on our business, reputation or results from governmental regulations; costs or liabilities relating to environmental, health and safety regulations adversely affecting our results; work stoppages or other labor issues at our facilities or at the facilities of our customers or those in our supply chain adversely affecting our business, results or financial condition; any disruption in our information technology systems adversely impacting our business and operations; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the U.S. Securities and Exchange Commission.  We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

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